Exhibit 5.1

SZAFERMAN
LAKIND

Szaferman, Lakind, Blumstein & Blader, P.C.
Attorneys at Law

101 Grovers Mill Road, Suite 200
Lawrenceville, NJ 08648
P: 609.275.0400
F: 609.275.4511
www.szaferman.com

Arnold C. Lakind
Barry D. Szaferman
Jeffrey P. Blumstein
Steven Blader
Brian G. Paul+
Craig J. Hubert++
Michael R. Paglione*
Lionel J. Frank**
Jeffrey K. Epstein+
Stuart A. Tucker
Scott P. Borsack***
Daniel S. Sweetser*
Robert E. Lytle
Janine G. Bauer***
Daniel J. Graziano Jr.
Nathan M. Edelstein**
Bruce M. Sattin***
Gregg E. Jaclin**
Robert P. Panzer
Benjamin T. Branche*

Of Counsel
Stephen Skillman
Linda R. Feinberg
Anthony J. Parrillo
Paul T. Koenig, Jr.
Robert A. Gladstone
Janine Danks Fox*
Richard A. Catalina Jr.*†
E. Elizabeth Sweetser

Robert G. Stevens Jr.**
Michael D. Brottman**
Lindsey Moskowitz Medvin**
Mark A. Fisher
Robert L. Lakind***
Thomas J. Manzo**
Carley Ward**
Melissa A. Chimbangu
Kathleen O'Brien
Steven A. Lipstein**
Yarona Y. Liang#
Brian A. Heyesey
Mengyi "Jason" Ye
John O'Leary***
Christopher S. Myles

+Certified Matrimonial Attorney
++Certified Civil and Criminal Trial Attorney
*NJ & PA Bars
**NJ & NY Bars
***NJ, NY & PA Bars
#NY Bar
†U.S. Patent & Trademark Office

June 30, 2015

NCM Financial, Inc.

Rosewood Court 2010 Cedar Springs Road,

Suite 1050

Dallas, TX 75201

Ladies and Gentlemen:

You have requested our opinion as counsel for NCM Financial, Inc., a Texas corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the offering (the “Offering”) of 83,050,000 of the Company’s common stock, par value $0.01 per share (such offered common stock, the “Offering Shares”). In addition, the Registration Statement registers 38,425,000 Shares (the “Resale Shares”) which are to be sold by seven (7) shareholders.

In order to render our opinion, we have examined the following documents identified and authenticated to our satisfaction:

(a)	the Registration Statement which includes the prospectus;
(b)	the certificate of an Officer of the Company dated on even date herewith (the “Officer’s Certificate”);
(c)	the Certificate of Formation and Certificate of Conversion of the Company dated May 10, 2006 and June 6, 2013, respectively;
(d)	Board of Directors resolutions approving the registration of the Offering Shares and the Resale Shares on the Registration Statement; and
(e)	a Certificate of Status of the Company issued by the Secretary of State of the State of Texas dated June 18, 2015.

In each instance we have relied upon the content of each of the documents set out above, and have relied upon the content of the Officers Certificate. In reliance on the factual matters contained thereon, and based upon our review of the foregoing and in reliance thereon, it is our opinion that the Offering Shares of the Company are duly authorized and will, upon the receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement, be legally issued, fully paid and non-assessable. In addition, it is our opinion that the Resale Shares have been duly authorized and are duly and validly issued, fully paid and non-assessable shares of the Company.

We offer our opinion based upon the laws of the State of Texas. This opinion opines upon Texas law including statutory provisions, all applicable provisions of the Texas Business Organizations Code and reported judicial decisions interpreting those laws. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, PC

By: /s/ Gregg E. Jaclin__

Gregg E. Jaclin

For the Firm